EXHIBIT 99.1

         Pope & Talbot Announces Second Quarter 2004 Results

    PORTLAND, Ore.--(BUSINESS WIRE)--July 30, 2004--Pope & Talbot, Inc. (NYSE:POP) today reported net income of $9.2 million, or $0.58 per diluted share, for the three months ended June 30, 2004, an improvement of $16.0 million, or $1.01 per share, when compared with a net loss of $6.8 million, or $0.43 per share, reported for the same period in 2003. Revenues were $193.6 million for the quarter compared to $140.4 million for the second quarter of 2003, and earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $28.2 million compared with $4.1 million one year ago.
    For the six months ended June 30, 2004, the Company earned $0.37 per diluted share, or $5.9 million, an improvement of $20.4 million when compared with a loss of $14.4 million during the first six months of 2003. Year-over-year, EBITDA increased $30.2 million from $7.8 million to $38.0 million.
    The year-over-year improvement was driven by significant market price increases for the Company's pulp and lumber products. When compared to 2003 financial results, the quarter and year-to-date were negatively impacted by the continued weakness of the U.S. dollar as well as the ongoing lumber trade dispute. The combined 27.22 percent import duty deposit rate on Canadian softwood lumber partially offset the benefits of higher lumber prices, and increased cost of sales by $3.8 million for the quarter and $6.3 million year-to-date as compared to the prior year periods. The weaker U.S. dollar increased cost of sales by $3.5 million for the second quarter and $18.0 million for the first half as compared to the prior year periods, as the U.S. dollar strengthened in the second quarter.
    Michael Flannery, Chairman and Chief Executive Officer stated, "It is always a pleasure to announce earnings under these circumstances. This is the first strong market for pulp since Pope & Talbot completed the acquisition of the Mackenzie pulp mill in 2001. In combination with the currently strong markets for lumber, the Company returned to profitability in the second quarter with both business units turning in excellent results."

    Pulp

    Pope & Talbot's second quarter 2004 pulp sales volume increased 16 percent to 190,400 metric tons, with pulp sales revenues increasing 33 percent to $109.6 million, as compared with the second quarter 2003. The average price realized per metric ton sold during the quarter increased 15 percent to $576 from $501 in the second quarter 2003. Second quarter pricing also represents a 12 percent improvement over the first quarter 2004 average price realization of $514 per metric ton.
    In the second quarter of 2004, pulp cost of goods sold increased $13.8 million, or 17 percent, compared with a pulp revenue increase of $27 million over the second quarter of 2003. The higher volume sold in the second quarter of 2004 increased cost of sales by 15 percent, and foreign exchange driven increases totaled approximately $2.2 million, or 2 percent, compared with the second quarter of 2003. The Nanaimo pulp mill took its annual scheduled maintenance closure this quarter which reduced production by approximately 21,000 metric tons.
    For the year through June 30, pulp sales revenue increased $42.8 million to $218.7 million. While sales volume increased by 6 percent, compared to the same period in 2003, the bulk of the 24 percent revenue increase is attributable to higher pulp prices. Average price realizations for the Company's pulp division increased $82, or 18 percent, from $461 per metric ton in the first six months of 2003 to $543 per metric ton in 2004.

    Wood Products

    Pope & Talbot's second quarter 2004 lumber sales volume increased one percent to 163.2 million board feet, with wood products sales revenues increasing 45 percent to $84.0 million, as compared with the second quarter of 2003. The average price realized per thousand board feet sold during the quarter increased 44 percent to $460 from $320 in the second quarter of 2003. Second quarter pricing also represents a 14 percent improvement relative to first quarter 2004 average price realization of $404 per thousand board feet.
    In the second quarter of 2004, wood products cost of goods sold increased $9.8 million, or 16 percent, compared to a revenue increase of $26.1 million over the second quarter of 2003. Contributing to the cost increases were lumber duty increases of $3.8 million, or 6 percent, resulting from lumber price increases, and foreign exchange driven cost increases of $1.3 million, or 2 percent, compared with the second quarter of 2003.
    For the year through June 30, wood products sales revenue increased $39.4 million to $152.1 million. While sales volume decreased slightly (one percent) compared with the same period in 2003, this was more than compensated for by the 37 percent increase in average price realizations for the Company's lumber products, which increased $117 per thousand board feet, from $316 to $433.

Selected Statistics
                                  Three months       Six months
                                 ended June 30,    ended June 30,
                                 2004     2003     2004     2003
                                -----------------------------------
Sales Volumes:
Pulp (metric tons)              190,400  164,600  402,600  381,300
Lumber (thousand board feet)    163,200  161,500  311,100  312,900

Production Volumes:
Pulp (metric tons)              192,700  181,900  395,100  387,300
Lumber (thousand board feet)    173,700  157,600  334,900  323,500

Average Price Realizations: (A)
Pulp (metric tons)                 $576     $501     $543     $461
Lumber (thousand board feet)       $460     $320     $433     $316

Notes:
(A)  Gross invoice price less trade discounts.

    In the second quarter of 2004, Pope & Talbot's capital expenditures were $7.3 million and depreciation was $9.0 million. At the end of the quarter, total debt was $245.4 million, a decrease of $8.7 million from the end of the first quarter, and shareholders' equity was $145.4 million, an increase of $5.5 million from the first quarter. On June 30, 2004, the ratio of long-term debt to total capitalization was 62 percent, down from 64 percent at the end of first quarter 2004.
    Pope & Talbot will pay a dividend of $.08 per share on August 24, 2004 to common stockholders of record on August 10, 2004.
    Pope & Talbot, Inc. will be holding a conference call on Friday, July 30, 2004, at 8:00 a.m. PDT (11:00 a.m. EDT.) The call-in number is 416-695-9757. The conference call will also be webcast simultaneously on the Company's website: www.poptal.com.
    Statements in this press release or in other Company communications may relate to future events or the Company's future performance. Such statements are forward-looking statements and are based on present information the Company has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that the Company does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.
    The Company's financial performance depends on operating efficiencies and the prices it receives for its products, as well as other factors such as foreign exchange fluctuations. Prices for the Company's products are highly cyclical and have fluctuated significantly in the past and may fluctuate significantly in the future. A deterioration in pricing may result in the Company taking downtime or other unanticipated actions at its manufacturing facilities. The Company's sensitivity to these and other factors that may affect future results are discussed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
    Pope & Talbot considers net income or loss before interest, income taxes, depreciation and amortization ("EBITDA") to be a relevant and meaningful indicator of earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has included this non-GAAP financial measure in its public statements.
    Pope & Talbot is dedicated to the pulp and wood products businesses. The Company is based in Portland, Oregon and trades on the New York and Pacific stock exchanges under the symbol POP. Pope & Talbot was founded in 1849 and produces pulp and softwood lumber in the U.S. and Canada. Markets for the Company's products include: the U.S.; Europe; Canada; South America; Japan, China; and the other Pacific Rim countries. For more information on Pope & Talbot, Inc., please check the website: www.poptal.com.


                 POPE & TALBOT, INC. AND SUBSIDIARIES
               (Thousands except per share, unaudited)

                                 CONSOLIDATED STATEMENTS OF INCOME
                               Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                 2004      2003      2004      2003
                                --------  --------  --------  --------
Sales                          $193,557  $140,445  $370,879  $288,671
Costs and expenses:
   Pulp cost of sales            95,173    81,350   201,087   171,560
   Wood Products cost of sales   69,258    59,467   133,170   116,742
   Selling, general and
    administrative                9,894     4,650    17,473    11,542
                                --------  --------  --------  --------
Operating income (loss)          19,232    (5,022)   19,149   (11,173)
Interest expense, net             5,106     5,440    10,400    10,703
                                --------  --------  --------  --------
Income (loss) before income
 taxes                           14,126   (10,462)    8,749   (21,876)
Income tax provision (benefit)    4,915    (3,671)    2,818    (7,438)
                                --------  --------  --------  --------
Net income (loss)              $  9,211  $ (6,791) $  5,931  $(14,438)
                                ========  ========  ========  ========
Net income (loss) per common
 share - basic                 $    .59  $   (.43) $    .38  $   (.92)
                                ========  ========  ========  ========
Net income (loss) per common
 share - diluted               $    .58  $   (.43) $    .37  $   (.92)
                                ========  ========  ========  ========
Average shares outstanding -
 basic                           15,721    15,621    15,697    15,619
Average shares outstanding -
 diluted                         15,943    15,621    15,891    15,619
Return on equity                   25.8%   (18.4)%      8.1%   (19.6)%
                                ========  ========  ========  ========


                                           CONSOLIDATED BALANCE SHEETS
                                                    June 30,
                                            ------------------------
                                                 2004         2003
                                             ----------  -----------
Assets:
  Cash and short-term investments           $    9,010  $     4,920
  Other current assets                         199,212      175,846
  Properties, net                              315,096      329,787
  Deferred income tax assets, net                9,435       15,282
  Other assets                                  17,744       18,287
                                             ----------  -----------
     Total                                  $  550,497  $   544,122
                                             ==========  ===========
Liabilities and stockholders' equity:
  Current portion of long-term debt         $    5,336  $     5,228
  Other current liabilities                    102,480       87,587
  Long-term debt, excluding current portion    240,084      246,212
  Other long-term liabilities                   57,222       54,548
                                             ----------  -----------
     Total liabilities                         405,122      393,575
  Stockholders' equity                         145,375      150,547
                                             ----------  -----------
     Total                                  $  550,497  $   544,122
                                             ==========  ===========
Long-term debt to total capitalization              62%          62%


                                         SEGMENT INFORMATION
                                Three months ended   Six months ended
                                      June 30,            June 30,
                                   2004      2003      2004      2003
                                --------  --------  --------  --------
Revenues:
  Pulp                         $109,598  $ 82,551  $218,739  $175,943
  Wood Products
    Lumber                       74,996    51,702   134,739    98,813
    Chips, logs and other         8,963     6,192    17,401    13,915
                                --------  --------  --------  --------
        Total wood products      83,959    57,894   152,140   112,728
                                --------  --------  --------  --------
                                193,557   140,445   370,879   288,671
                                --------  --------  --------  --------
EBITDA:
  Pulp                         $ 16,346  $  4,901  $ 24,160  $ 12,317
   Wood Products                 14,839      (798)   19,625    (2,165)
  General Corporate              (2,991)       13    (5,799)   (2,368)
                                --------  --------  --------  --------
                                 28,194     4,116    37,986     7,784
                                --------  --------  --------  --------
Depreciation and amortization:
  Pulp                         $  6,841  $  6,961  $ 14,493  $ 14,195
  Wood Products                   1,722     1,866     3,520     4,149
  General Corporate                 399       311       824       613
                                --------  --------  --------  --------
                                  8,962     9,138    18,837    18,957
                                --------  --------  --------  --------
Operating income (loss):
  Pulp                         $  9,505  $ (2,060) $  9,667  $ (1,878)
  Wood Products                  13,117    (2,664)   16,105    (6,314)
  General Corporate              (3,390)     (298)   (6,623)   (2,981)
                                --------  --------  --------  --------

  Operating income (loss)      $ 19,232  $ (5,022) $ 19,149  $(11,173)
                                ========  ========  ========  ========
Selected Statistics:
  Lumber import duties         $ 10,700  $  6,900  $ 19,600  $ 13,300
  Capital expenditures         $  7,277  $  5,387  $ 10,334  $  7,548


(A) EBITDA equals net income (loss) before income taxes and interest expense, net, plus depreciation and amortization, and is reconcilable to net income (loss) using the numbers for depreciation and amortization, income tax benefit and interest expense, net in the above tables.


                 POPE & TALBOT, INC. AND SUBSIDIARIES
               (Thousands except per share, unaudited)

           SELECTED STATISTICS AND SUPPLEMENTAL INFORMATION

                                          SELECTED STATISTICS
                                    Three months        Six months
                                    ended June 30,     ended June 30,
                                    2004     2003      2004     2003
                                  -----------------  -----------------
Sales Volumes:
Pulp (metric tons)                190,400  164,600   402,600  381,300
Lumber (thousand board feet)      163,200  161,500   311,100  312,900

Production Volumes:
Pulp (metric tons)                192,700  181,900   395,100  387,300
Lumber (thousand board feet)      173,700  157,600   334,900  323,500

Average Price Realizations:  (A)
Pulp (metric tons)                   $576     $501      $543     $461
Lumber (thousand board feet)         $460     $320      $433     $316

Notes:
(A)  Gross invoice price less trade discounts.


    CONTACT: Pope & Talbot, Inc.
             Richard K. Atkinson, 503-228-9161